UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2022

Date of Report (Date of earliest event reported)

AMERCO

(Exact name of registrant as specified in its charter)

Nevada                                                    001-11255                                          88-0106815

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5555 Kietzke Lane , Ste. 100

Reno , NV 89511

(Address of Principal Executive Offices)

775 668-6300

(Registrant’s telephone number, including area code)

N/A

_____________________________________________________________________________

(Former Name, Former Address, and Former Fiscal Year, if Changed Since Last Report)

  Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.25 par value	UHAL	NASDAQ Global Select Market
Common Stock, $0.001 par value	UHALB	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule   12b-2   of the Securities Exchange Act of 1934 (§240.12b-2   of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section   13(a) of the Exchange Act.     ☐

Item 3.01. Transfer of Listing.

On November 15, 2022, AMERCO (the “Company”) announced it will transfer the listing of the Company’s Common Stock, par value $0.25 per share (the “Common Stock”), and the Company’s Series N Non-Voting Common Stock, par value $0.001 (the “Non-Voting Common Stock”) to the New York Stock Exchange (“NYSE”) from The Nasdaq Global Select Market (“Nasdaq”) effective December 19, 2022. On December 19, 2022, trading of the Common Stock and Non-Voting Common Stock will begin on NYSE, and AMERCO will officially change its name to U-Haul Holding Company. An Independent Special Committee of the Board of Directors approved these actions to increase the marketability of the stock. Both series of stock will trade on the NYSE under the ticker symbols: “UHAL” and “UHAL.B”.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description	Method of Filing

99.1	Press Release, dated November 15, 2022	Filed herewith
104	Cover Page Interactive Data File	Embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERCO

	By:	/s/Jason A. Berg
Date: November 15, 2022		Jason A. Berg Chief Financial Officer